EXHIBIT 10.3

THIRD AMENDMENT TO
ST. MARY LAND & EXPLORATION COMPANY
EMPLOYEE STOCK PURCHASE PLAN

This document shall constitute the Third Amendment (the “Amendment”) to the St. Mary Land & Exploration Company Employee Stock Purchase Plan dated effective January 1, 1998, and adopted by the Board of Directors of St. Mary Land & Exploration Company on September 18, 1997, as previously amended (the “Plan”).

Pursuant to Article XIII of the Plan, the Board of Directors may at any time and from time to time amend or modify the Plan, provided that such amendment or modification does not adversely affect any outstanding Option under the Plan.  The Board of Directors hereby amends the Plan as follows:

1. Section 5.3 of the Plan as added by the First Amendment to the Plan shall be amended in its entirety to read as follows:

5.3                      Restricted Shares.  No shares of Stock issued under the Plan may be disposed of by sale, pledge, or any other transfer for a period of six months following the Offering Termination Date upon which such shares are deemed to have been acquired pursuant to Section 9.1 except that such shares of Stock may be sold at any time following the death of the Participant or upon the disability of the Participant.  For this purpose, a Participant shall be considered disabled if he or she is unable to perform any substantial portion of the duties for which he or she is employed by the Company for a period of 90 days.  The Company may require that an employee furnish reasonable medical evidence establishing the disability of such employee.  Notwithstanding the foregoing, shares of Stock may be transferred, without consideration, pursuant to the laws of descent and distribution and for customary estate planning purposes and such shares of Stock shall, in the hands of the transferee, continue to be bound by the restrictions set forth in this section 5.3.

2.           This Third Amendment shall be effective immediately with respect to all Offerings under the Plan commencing on or after January 1, 2010.

3.           In all other respects, the Plan is republished and reaffirmed.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

This Third Amendment to the Plan was adopted by the Compensation Committee of the Board of Directors on September 23, 2009, and approved by the Board of Directors of St. Mary Land & Exploration Company on September 25, 2009.

ST. MARY LAND & EXPLORATION COMPANY

By:  /s/ JOHN MONARK
                    John Monark,
                    Vice President Human Resources